Exhibit 10.1

AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment  No. 1”), dated February 9, 2007, is made by and among Harbor Acquisition Corporation, a Delaware corporation (the “Company”), Elmet Technologies, Inc., a Delaware corporation (“Elmet”) and the stockholders of Elmet listed on Schedule A-1 and Schedule A-2 of the Stock Purchase Agreement, as defined hereafter (the “Stockholders”).

WHEREAS, the parties hereto have entered into that certain stock purchase agreement, dated as of October 17, 2006, by and among the Company, Elmet and the Stockholders (the “Stock Purchase Agreement”), whereby the Company has agreed to buy, and the Stockholders have agreed to sell, all of the shares of Elmet (other than the Retained Shares, as defined therein, and the Company Warrants, as defined therein) to the Company under the terms and conditions set forth therein;

WHEREAS, under the Stock Purchase Agreement, the Stockholders have appointed Knute C. Albrecht as their true and lawful agent and attorney-in-fact, referred to therein as the Stockholders’ Representative, who has the full power of substitution to act, without limitation, in the name of the Stockholders and to execute all documents on behalf of the Stockholders in connection with the transactions contemplated in the Stockholder Agreement; and

WHEREAS, the parties hereto have agreed that the Stock Purchase Agreement be amended, as set forth herein, to (i) begin the upward adjustment of the Aggregate Value of the purchase price, as defined therein, in February 2007, rather than in January 2007, and (ii) provide that certain representations to the Elmet’s 2004 and 2005 financial statements refer to such statements as presented in the first Amendment to the Preliminary Proxy Statement as filed by the Company with the Securities and Exchange Commission (the “Amended Proxy Statement”).

NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto hereby agree as follows:

1.             Amendment No. 1 to the Stock Purchase Agreement.

a.                                       Section 1.2(b) of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(b)         The “Aggregate Value” is equal to $150,000,000 subject to adjustment based upon the Closing Working Capital determined in accordance with Section 1.6 hereof.  Subject to the Company’s compliance with its obligations described in Sections 4.10(a) and 4.13, the Aggregate Value shall increase automatically and without any further action on the part of the Company, the Stockholders or Harbor as follows: (i) if the Closing occurs during the month of February 2007, the Aggregate Value shall increase by $500,000, (ii) if the Closing occurs during the month of March 2007, the Aggregate Value shall increase by $1,000,000, (iii) if the Closing occurs during the month of April 2007, the Aggregate Value shall increase by $1,500,000, (iv) if the Closing occurs during the month of May 2007, the Aggregate Value shall increase by $1,875,000, (v) if the Closing occurs during the month of June 2007, the Aggregate Value shall increase by $2,250,000, (vi) if the Closing occurs during the month of July 2007, the

Aggregate Value shall increase by $2,625,000, and (vii) if the Closing occurs on or after August 1, 2007, the Aggregate Value shall increase by $3,000,000.  The “Net Equity Value” is equal to the Aggregate Value minus the aggregate amount of Net Company Debt (as defined in Section 9.12) outstanding as of the Closing.  The “Closing Consideration” is equal to the Net Equity Value minus the Contingent Payment Amount (as defined in Section 1.5(d)).  The “Cash Purchase Price” is equal to the Closing Consideration multiplied by a fraction equal to (A) the total number of Company Shares (other than the Rollover Shares and the Retained Shares) plus the number of shares of Company Common Stock issuable upon exercise of the Company Warrants, in each case outstanding immediately prior to the Closing, divided by (B) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing.  The “Rollover Stockholder Value” is equal to the Closing Consideration multiplied by a fraction equal to (I) the total number of Rollover Shares outstanding immediately prior to the Closing, divided by (II) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing.  The “Continuing Stockholder Value” is equal to the Closing Consideration multiplied by a fraction equal to (I) the total number of Retained Shares outstanding immediately prior to the Closing, divided by (II) the total number of shares of Company Common Stock outstanding on a fully diluted basis immediately prior to the Closing.”

b.                                      Section 2.5 of the Disclosure Schedules shall be amended such that the audited balance sheets of the Company as of December 31, 2005 and 2004, and the statements of income and retained earnings and statements of cash flows for the years then ended, shall be replaced with the restated financial statements for such years included with the Amended Proxy Statement, and all references to the Financial Statements in the Stock Purchase Agreement shall refer to such financial statements as amended hereby.

2.             Reference to and Effect on the Stock Purchase Agreement.  Upon the due execution and delivery of this Amendment No. 1 by the parties hereto, on and after the date hereof each reference in the Stock Purchase Agreement to the “Agreement”, “hereunder,” “hereof,” “herein,” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby.  Except as specifically amended above, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.             Execution in Counterparts.  This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 To Stock Purchase Agreement as of the date set forth above.

HARBOR ACQUISITION CORPORATION

By:	/s/ Robert J. Hanks
Robert J. Hanks, Chief Executive Officer

ELMET TECHNOLOGIES, INC.

By:	/s/ John S. Jensen
John S. Jensen, President

STOCKHOLDERS

By:	/s/ Knute C. Albrecht
Knute C. Albrecht, Attorney-in-Fact